Exhibit 99.1

For Immediate Release

Investar Holding Corporation Announces 2015 Third Quarter Results

BATON ROUGE, LA (October 27, 2015) – Investar Holding Corporation (NASDAQ: ISTR) (the “Company”), the holding company for Investar Bank (the “Bank”), today announced financial results for the quarter ended September 30, 2015. For the quarter ended September 30, 2015, the Company reported net income of $1.8 million, or $0.26 per diluted share, compared to $1.8 million, or $0.25 per diluted share, for the quarter ended June 30, 2015, and $1.4 million, or $0.20 per diluted share, for the quarter ended September 30, 2014. This represents an increase of $0.4 million, or 28.7%, in net income for the quarter ended September 30, 2015 when compared to the same quarter in 2014.

Core earnings, a non-GAAP measure which excludes the after-tax impact of securities gains and losses, gains and losses on the sale of other real estate owned, and other identified costs recorded for the period, were $1.9 million, or $0.26 per diluted share, for the quarter ended September 30, 2015 compared to core earnings of $1.2 million, or $0.16 per diluted share, for the quarter ended September 30, 2014. See calculation of core earnings on the Reconciliation of Non-GAAP Financial Measures.

Investar Holding Corporation President and Chief Executive Officer John D’Angelo said:

“We are pleased to announce another great quarter for Investar. We continue to experience solid loan growth throughout our markets. C&I loan growth remains a focus and we are pleased with the 25% year to date growth in the portfolio. We are also continuing to see the results of our efforts to grow our noninterest-bearing deposits with 35% growth year to date.

We remain aligned with our shareholders and are focused on enhancing the value of our franchise. We believe this will be achieved by transitioning the Bank to a more relationship-based model from a transaction-oriented one. We are committed to investing resources in developing and growing our small business banking strategy.”

Third Quarter Highlights

•

Core earnings were $1.9 million, or $0.26 per diluted share, for the quarter ended September 30, 2015 compared to $1.7 million, or $0.24 per diluted share for the quarter ended June 30, 2015, and $1.2 million, or $0.16 per diluted share, for the quarter ended September 30, 2014.

•	Core return on average assets and core efficiency ratio improved for the third quarter of 2015 compared to the quarters ended June 30, 2015 and September 30, 2014.

•	Increase in net income of $0.4 million, or 28.7%, for the third quarter of 2015 compared to the third quarter of 2014.

•

Total loans, excluding loans held for sale, increased $37 million, or 5.5%, from June 30, 2015 and increased $87.8 million, or 14.1% (18.8% annualized), from December 31, 2014 to $710.6 million at September 30, 2015.

•

Commercial and industrial loans at September 30, 2015 increased $11.2 million, or 19.8%, from June 30, 2015 and increased $13.5 million, or 24.9% (33.3% annualized), from December 31, 2014 to $67.7 million at September 30, 2015.

•	Nonperforming loans to total loans decreased to 0.37% at September 30, 2015 from 0.54% at December 31, 2014.

•	Allowance for loan losses to nonperforming and total loans increased to 226.43% and 0.83%, respectively, at September 30, 2015 compared to 138.64% and 0.74%, respectively, at December 31, 2014.

•	Other real estate owned decreased $1.6 million, or 56.9% from December 31, 2014.

•

Total noninterest-bearing deposits were $94.5 million at September 30, 2015, an increase of $8.2 million, or 9.5%, from June 30, 2015 and an increase of $24.3 million, or 34.6% (46.3% annualized), from December 31, 2014.

•	Repurchased 36,856 shares of stock through our current stock repurchase program at an average price of $15.51.

•	The dividend declared in the third quarter of 2015 increased 20.6% when compared to the dividend declared for the third quarter of 2014.

•	Acquired land and building for an additional branch in the New Orleans market.

Loans

Total loans were $710.6 million at September 30, 2015, an increase of $87.8 million, or 14.1%, from December 31, 2014.

The following table sets forth the composition of the Company’s loan portfolio as of the dates indicated (dollars in thousands).

		Percentage		Percentage	Increase/(Decrease)
	September 30, 2015	of Portfolio	December 31, 2014	of Portfolio	Amount	Percent

Mortgage loans on real estate
Construction and development	$79,796	11.2%	$71,350	11.4%	$8,446	11.8%
1-4 Family	154,277	21.7	137,519	22.1	16,758	12.2
Multifamily	24,484	3.5	17,458	2.8	7,026	40.2
Farmland	3,009	0.4	2,919	0.5	90	30.8
Commercial real estate
Owner occupied	132,419	18.7	119,668	19.2	12,751	10.7
Nonowner occupied	126,555	17.8	105,390	16.9	21,165	20.1
Commercial and industrial	67,671	9.5	54,187	8.7	13,484	24.9
Consumer	122,350	17.2	114,299	18.4	8,051	7.0

Total loans	710,561	100%	622,790	100%	87,771	14.1%
Loans held for sale	55,653		103,396		(47,743)	(46.2)

Total gross loans	$766,214		$726,186		$40,028	5.5%

Consumer loans, including consumer loans held for sale, totaled $175.7 million at September 30, 2015, a decrease of $38.3 million, or 17.9%, from $214 million at December 31, 2014. The decrease is mainly attributable to the $46.4 million decrease in the balance of consumer loans held for sale at September 30, 2015 when compared to December 31, 2014. Two consumer loan sales were postponed by the buyer from the fourth quarter of 2014 to the first quarter of 2015, therefore increasing the balance of consumer loans held for sale at December 31, 2014.

At September 30, 2015, the Company’s total business lending portfolio, which consists of loans secured by owner occupied commercial real estate properties and commercial and industrial loans, was $200.1 million, an increase of $26.2 million, or 15.1%, compared to the business lending portfolio of $173.9 million at December 31, 2014.

Management continues to monitor the Company’s loan portfolio for exposure, directly or indirectly, to the potential negative impacts from the decline in oil and gas prices. Less than 1% of the total loan portfolio remains directly related to the energy sector. At this time, management does not anticipate that oil and gas prices at current levels will negatively impact borrowers’ ability to service their debt.

The provision for loan loss expense was $0.4 million for the third quarter of 2015, a decrease of $0.1 million compared to the third quarter of 2014. The allowance for loan losses was $5.9 million, or 226.43% and 0.83% of nonperforming loans and total loans, respectively, at September 30, 2015, compared to $4.6 million, or 138.61% and 0.74% of nonperforming loans and total loans, respectively, at December 31, 2014. The allowance for loan losses plus the fair value marks on acquired loans was 0.93% of total loans at September 30, 2015 compared to 0.88% at December 31, 2014. Nonperforming loans to total loans improved to 0.37% at September 30, 2015 compared to 0.54% at December 31, 2014.

Deposits

Total deposits at September 30, 2015 were $730.4 million, an increase of $102.3 million, or 16.3%, from December 31, 2014. The increase in total deposits was driven primarily by an increase of $24.3 million, or 34.6%, in noninterest-bearing demand deposits, and an increase in time deposits of $43.5 million, or 14%, from December 31, 2014. The Company’s focus on relationship banking, including our deposit cross sell strategy, as well as management’s focus on growing the commercial and industrial loan portfolio and bringing in related deposits, continues to positively impact both noninterest-bearing demand deposit and NOW account growth.

The following table sets forth the composition of the Company’s deposits as of the dates indicated (dollars in thousands).

		Percentage		Percentage	Increase/(Decrease)
	September 30, 2015	of Portfolio	December 31, 2014	of Portfolio	Amount	Percent

Noninterest-bearing demand deposits	$94,533	12.9%	$70,217	11.2%	$24,316	34.6%
NOW accounts	132,739	18.2	116,644	18.6	16,095	13.8
Money market deposit accounts	95,584	13.1	77,589	12.3	17,995	23.2
Savings accounts	53,717	7.3	53,332	8.5	385	0.7
Time deposits	353,861	48.5	310,336	49.4	43,525	14.0

Total deposits	$730,434	100%	$628,118	100%	$102,316	16.3%

Net Interest Income

Net interest income for the third quarter of 2015 totaled $8 million, an increase of $0.2 million, or 2.2%, compared to the second quarter of 2015, and an increase of $1 million, or 13.6%, compared to the third quarter of 2014. The increase was a direct result of continued growth of the Company’s loan portfolio with an increase in net interest income of $1.8 million due to an increase in volume offset by a $0.8 million decrease related to a reduction in yield compared to the third quarter of 2014.

The Company’s net interest margin was 3.52% for the quarter ended September 30, 2015 compared to 3.70% for the second quarter of 2015 and 3.86% for the third quarter of 2014. The yield on interest-earning assets was 4.20% for the quarter ended September 30, 2015 compared to 4.37% for the second quarter of 2015 and 4.51% for the third quarter of 2014. The decrease in both the net interest margin and yield on interest-earning assets can be attributed to the consumer loan portfolio. The consumer loan portfolio primarily consists of indirect auto loans and has experienced margin compression related to its current originations.

The cost of deposits increased one basis point when comparing the third quarter of 2015 to the second quarter of 2015, and increased three basis points when comparing the third quarter of 2015 to the third quarter of 2014.

Noninterest Income

Noninterest income for the third quarter of 2015 totaled $2.2 million, an increase of $0.1 million, or 4.9%, compared to the second quarter of 2015, and an increase of $0.2 million, or 10.6%, compared to the third quarter of 2014. The largest component of noninterest income is the gain on sale of loans, representing 47.2% and 58.7% for the third quarters of 2015 and 2014, respectively.

The following table sets forth the composition of the Company’s gain on sale of loans for the time periods indicated (dollars in thousands).

	Q3 2015	Q2 2015	Q3 2014	Qtr/Qtr	Year/Year

Gain on sale of loans
Consumer	$705	$803	$713	-12%	-1%
Mortgage	318	274	433	16%	-27%

Total	1,023	1,077	1,146	-5%	-11%

The increase in noninterest income from the third quarter of 2014 resulted primarily from the $0.3 million increase in both other operating income and gain on sale of investment securities, offset by a $0.4 million decrease in gain on sale of real estate owned, net. The increase in other operating income is mainly attributable to the $0.2 million increase in servicing fees, a direct result of the growth in the Company’s servicing portfolio from increased consumer loan sales.

Core noninterest income, which excludes the gains and losses on the sales of investment securities and other real estate owned, was $2 million for the third quarter of 2015, an increase of $0.1 million, or 2.9%, compared to $1.9 million for the second quarter of 2015, and an increase of $0.3 million, or 19.9%, compared to the third quarter of 2014.

Noninterest Expense

Noninterest expense for the third quarter of 2015 totaled $7 million, an increase of $0.3 million, or 5%, compared to the second quarter of 2015, and an increase of $0.7 million, or 11.1%, compared to the third quarter of 2014. The increase in noninterest expense from the third quarter of 2014 is primarily due to the $0.4 million increase in salaries and employee benefits and the $0.2 million increase in other operating expenses, both of which are mainly attributable to the continued growth of the Company including the opening of the Highland Road branch in Baton Rouge, Louisiana on August 1, 2014.

During the quarter, the Company incurred restructuring costs of approximately $0.3 million. These costs included severance of $150,000, which contributed to the $0.4 million increase in salaries and benefits discussed above, professional fees of $61,000, and other expenses of $105,000 related to the downsizing of our indirect lending platform. The downsizing can be attributed to the Company’s ongoing strategic shift to enhance franchise value by transitioning to a more relationship-based model from one that is transaction-oriented. The Company also recorded an impairment of $54,000 on its investment in a tax credit entity. Core noninterest expense, which excludes the impact of these costs, was $6.6 million for both the third and second quarters of 2015, an increase of $0.3 million, or 5.2%, compared to the third quarter of 2014.

Basic Earnings Per Share and Diluted Earnings Per Share

The Company reported both basic and diluted earnings per share of $0.26 for the three months ended September 30, 2015, an increase of $0.06 compared to basic and diluted earnings per share for the three months ended September 30, 2014.

Core basic and diluted earnings per share were $0.26 for the three months ended September 30, 2015, an increase of $0.09 and $0.10, respectively, compared to core basic earnings per share of $0.17 and core diluted earnings per share of $0.16 for the three months ended September 30, 2014.

Taxes

The Company recorded income tax expense of $0.9 million for the quarter ended September 30, 2015, which equates to an effective tax rate of 31.4%. During the third quarter, the Company recorded an additional tax credit related to its investment in a tax credit entity in December 2014 whose purpose was to invest in a Federal Historic Rehabilitation tax credit project. The Company recognized a tax credit of $72,000, reducing tax expense for the third quarter, as well as a corresponding impairment on its investment in the tax credit entity of $54,000.

About Investar Holding Corporation

Investar Holding Corporation, headquartered in Baton Rouge, Louisiana, provides full banking services, excluding trust services, through its wholly-owned banking subsidiary, Investar Bank, a state chartered bank. The Company’s primary market is South Louisiana and it currently operates 11 full service banking offices located throughout its market. At September 30, 2015, the Company had 165 full-time equivalent employees.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles in the United States of America, or GAAP. These measures and ratios include “tangible common equity,” “tangible assets,” “tangible equity to tangible assets,” “tangible book value per common share,” “efficiency ratio,” “core noninterest income,” “core earnings before noninterest expense,” “core noninterest expense,” “core income tax expense,” “core earnings,” “core efficiency ratio,” “core return on average assets,” “core return on average equity,” “core basic earnings per share,” and “core diluted earnings per share.” Management believes these non-GAAP financial measures provide information useful to investors in understanding the Company’s financial results, and the Company believes that its presentation, together with the accompanying reconciliations, provide a more complete understanding of factors and trends affecting the Company’s business and allow investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and the Company strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. A reconciliation of the non-GAAP financial measures disclosed in this press release to the comparable GAAP financial measures is included at the end of the financial statement tables.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to, among other things, future events and financial performance. The Company generally identifies forward-looking statements by terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “could,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of those words or other comparable words. Any forward-looking statements contained in this press release are based on the historical performance of the Company and its subsidiaries or on the Company’s current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by the Company that the future plans, estimates or expectations by the Company will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to the Company’s operations, financial results, financial condition, business prospects, growth strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, the Company’s actual results may vary materially from those indicated in these statements. The Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements. These factors include, but are not limited to, the following, any one or more of which could materially affect the outcome of future events:

•	business and economic conditions generally and in the financial services industry in particular, whether nationally, regionally or in the markets in which we operate;
•	our ability to achieve organic loan and deposit growth, and the composition of that growth;
•	changes (or the lack of changes) in interest rates, yield curves and interest rate spread relationships that affect our loan and deposit pricing;
•	the extent of continuing client demand for the high level of personalized service that is a key element of our banking approach as well as our ability to execute our strategy generally;
•	our dependence on our management team, and our ability to attract and retain qualified personnel;
•	changes in the quality or composition of our loan or investment portfolios, including adverse developments in borrower industries or in the repayment ability of individual borrowers;
•	inaccuracy of the assumptions and estimates we make in establishing reserves for probable loan losses and other estimates;
•	the concentration of our business within our geographic areas of operation in Louisiana; and
•	concentration of credit exposure.

These factors should not be construed as exhaustive. Additional information on these and other risk factors can be found in Item 1A. “Risk Factors” and Item 7. “Special Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

For further information contact:

Investar Holding Corporation

Chris Hufft

Chief Financial Officer

(225) 227-2215

Chris.Hufft@investarbank.com

INVESTAR HOLDING CORPORATION

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share data)

	September 30, 2015	December 31, 2014
	(Unaudited)
ASSETS
Cash and due from banks	$6,595	$5,519
Interest-bearing balances due from other banks	13,058	13,493
Federal funds sold	223	500

Cash and cash equivalents	19,876	19,512

Available for sale securities at fair value (amortized cost of $84,218 and $69,838, respectively)	84,566	70,299
Held to maturity securities at amortized cost (estimated fair value of $27,486 and $22,301, respectively)	27,525	22,519
Loans held for sale	55,653	103,396
Loans, net of allowance for loan losses of $5,911 and $4,630, respectively	704,650	618,160
Other equity securities	4,899	5,566
Bank premises and equipment, net of accumulated depreciation of $5,796 and $3,964, respectively	29,916	28,538
Other real estate owned, net	1,178	2,735
Accrued interest receivable	2,560	2,435
Deferred tax asset	1,803	1,097
Goodwill and other intangible assets	3,185	3,216
Other assets	1,936	1,881

Total assets	$937,747	$879,354

LIABILITIES
Deposits
Noninterest-bearing	$94,533	$70,217
Interest-bearing	635,901	557,901

Total deposits	730,434	628,118
Advances from Federal Home Loan Bank	47,900	125,785
Repurchase agreements	34,648	12,293
Note payable	3,609	3,609
Accrued taxes and other liabilities	13,028	6,165

Total liabilities	829,619	775,970

STOCKHOLDERS’ EQUITY
Preferred stock, $1.00 par value per share; 5,000,000 shares authorized	-	-
Common stock, $1.00 par value per share; 40,000,000 shares authorized; 7,264,261 and 7,262,085 shares outstanding, respectively	7,305	7,264
Treasury stock	(630)	(23)
Surplus	84,588	84,213
Retained earnings	17,257	11,809
Accumulated other comprehensive (loss) income	(392)	121

Total stockholders’ equity	108,128	103,384

Total liabilities and stockholders’ equity	$937,747	$879,354

INVESTAR HOLDING CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share data)

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2015	2014	2015	2014

INTEREST INCOME
Interest and fees on loans	$8,912	$7,801	$25,856	$21,595
Interest on investment securities	550	367	1,558	917
Other interest income	18	14	53	34

Total interest income	9,480	8,182	27,467	22,546

INTEREST EXPENSE
Interest on deposits	1,358	1,084	3,849	3,137
Interest on borrowings	170	98	387	292

Total interest expense	1,528	1,182	4,236	3,429

Net interest income	7,952	7,000	23,231	19,117

Provision for loan losses	400	505	1,500	1,198

Net interest income after provision for loan losses	7,552	6,495	21,731	17,919

NONINTEREST INCOME
Service charges on deposit accounts	95	85	286	221
Gain on sale of investment securities, net	334	63	468	228
(Loss) gain on sale of real estate owned, net	(147)	245	(141)	238
Gain on sale of loans, net	1,023	1,146	3,831	2,801
Fee income on loans held for sale, net	261	85	771	250
Other operating income	601	335	1,558	797

Total noninterest income	2,167	1,959	6,773	4,535

Income before noninterest expense	9,719	8,454	28,504	22,454

NONINTEREST EXPENSE
Depreciation and amortization	362	343	1,081	973
Salaries and employee benefits	4,161	3,773	12,040	10,735
Occupancy	217	223	655	629
Data processing	389	354	1,099	940
Marketing	35	94	155	241
Professional fees	271	176	770	433
Impairment on investment in tax credit entity	54	-	54	-
Other operating expenses	1,524	1,350	4,265	3,478

Total noninterest expense	7,013	6,313	20,119	17,429

Income before income tax expense	2,706	2,141	8,385	5,025
Income tax expense	850	699	2,766	1,637

Net income	$1,856	$1,442	$5,619	$3,388

EARNINGS PER SHARE
Basic earnings per share	$0.26	$0.20	$0.78	$0.68

Diluted earnings per share	$0.26	$0.20	$0.78	$0.65

Cash dividends declared per common share	$0.01	$0.01	$0.02	$0.03

INVESTAR HOLDING CORPORATION

EARNINGS PER COMMON SHARE

(Amounts in thousands, except share data)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014

Net income available to common shareholders	$1,856	$1,442	$5,619	$3,388
Weighted average number of common shares outstanding -
Used in computation of basic earnings per common share	7,217,006	7,064,806	7,218,603	4,967,393
Effect of dilutive securities:
Restricted stock	9,326	35,251	4,812	45,649
Stock options	13,980	22,811	12,385	22,811
Stock warrants	12,269	189,601	11,284	192,184
Weighted average number of common shares outstanding -

Plus effect of dilutive securities used in computation of diluted earnings per common share	7,252,581	7,312,469	7,247,084	5,228,037
Basic earnings per share	$0.26	$0.20	$0.78	$0.68

Diluted earnings per share	$0.26	$0.20	$0.78	$0.65

INVESTAR HOLDING CORPORATION

SUMMARY FINANCIAL INFORMATION

(Amounts in thousands, except share data)

(Unaudited)

	Q3 2015	Q2 2015	Q3 2014	Qtr/Qtr	Year/Year

EARNINGS DATA
Total interest income	$9,480	$9,187	$8,182	3.2%	15.9%
Total interest expense	1,528	1,407	1,182	8.6%	29.3%

Net interest income	7,952	7,780	7,000	2.2%	13.6%
Provision for loan losses	400	400	505	0.0%	-20.8%
Total noninterest income	2,167	2,066	1,959	4.9%	10.6%
Total noninterest expense	7,013	6,682	6,313	5.0%	11.1%

Income before income taxes	2,706	2,764	2,141	-2.1%	26.4%
Income tax expense	850	951	699	-10.6%	21.6%
Net income	$1,856	$1,813	$1,442	2.4%	28.7%

AVERAGE BALANCE SHEET DATA
Total assets	$944,234	$891,581	$762,330	5.9%	23.9%
Total interest-earning assets	895,208	842,984	719,985	6.2%	24.3%
Total loans	692,196	664,606	589,082	4.2%	17.5%
Total gross loans	777,080	729,851	619,356	6.5%	25.5%
Total interest-bearing deposits	634,232	617,442	523,075	2.7%	21.3%
Total interest-bearing liabilities	738,612	694,497	585,015	6.4%	26.3%
Total deposits	721,657	699,151	594,519	3.2%	21.4%
Total shareholders’ equity	107,795	106,583	100,068	1.1%	7.7%

PER SHARE DATA
Earnings:
Basic earnings per share	$0.26	$0.25	$0.20	2.4%	28.6%
Diluted earnings per share	0.26	0.25	0.20	2.5%	28.0%
Core earnings:
Basic earnings per share(1)	0.26	0.24	0.17	10.0%	49.6%
Diluted earnings per share(1)	0.26	0.24	0.16	10.0%	61.9%
Book value per share	14.88	14.65	14.08	1.6%	5.7%
Tangible book value per share(1)	14.45	14.22	13.64	1.6%	5.9%
Common shares outstanding	7,264,261	7,293,209	7,253,774	-0.4%	0.1%

PERFORMANCE RATIOS
Return on average assets	0.78%	0.82%	0.75%	-4.9%	4.0%
Core return on average assets(1)	0.80%	0.77%	0.64%	3.3%	24.4%
Return on average equity	6.83%	6.82%	5.72%	0.1%	19.4%
Core return on average equity(1)	7.01%	6.48%	4.90%	8.2%	43.1%
Net interest margin	3.52%	3.70%	3.86%	-4.9%	-8.8%
Net interest income to average assets	3.34%	3.50%	3.64%	-4.6%	-8.2%
Noninterest expense to average assets	2.95%	3.01%	3.29%	-2.0%	-10.3%
Efficiency ratio (1)	69.31%	67.87%	70.47%	2.1%	-1.6%
Core efficiency ratio (1)	66.88%	68.85%	72.97%	-2.9%	-8.3%
Dividend payout ratio	3.19%	3.11%	3.40%	2.6%	-6.2%
Net chargeoffs to average loans	0.03%	0.00%	0.04%	NA	-25.0%

INVESTAR HOLDING CORPORATION

SUMMARY FINANCIAL INFORMATION

(Amounts in thousands, except share data)

(Unaudited)

	Q3 2015	Q2 2015	Q3 2014	Qtr/Qtr	Year/Year

ASSET QUALITY RATIOS
Nonperforming assets to total assets	0.40%	0.56%	0.56%	-28.6%	-28.6%
Nonperforming loans to total loans	0.37%	0.40%	0.25%	-7.5%	48.0%
Allowance for loan losses to total loans	0.83%	0.85%	0.74%	-2.4%	12.2%
Allowance for loan losses to nonperforming loans	226.43%	213.20%	296.01%	6.2%	-23.5%

CAPITAL RATIOS(2)
Investar Holding Corporation:
Total equity to total assets	11.53%	11.59%	13.03%	-0.5%	-11.5%
Tangible equity to tangible assets	11.23%	11.29%	12.66%	-0.5%	-11.3%
Tier 1 leverage ratio	11.61%	12.15%	13.52%	-4.4%	-14.1%
Common equity tier 1 capital ratio	12.69%	12.96%	NA	-2.1%	NA
Tier 1 capital ratio	13.11%	13.39%	15.76%	-2.1%	-16.8%
Total capital ratio	13.82%	14.10%	16.42%	-2.0%	-15.8%
Investar Bank:
Tier 1 leverage ratio	11.25%	11.72%	9.04%	-4.0%	24.4%
Common equity tier 1 capital ratio	12.71%	12.91%	NA	-1.5%	NA
Tier 1 capital ratio	12.71%	12.91%	10.53%	-1.5%	20.7%
Total capital ratio	13.42%	13.62%	11.20%	-1.5%	19.8%

(1) Non-GAAP financial measures. See reconciliation.

(2) Beginning January 1, 2015, the capital ratios for the Company and the Bank are calculated using the Basel III framework. Capital ratios for prior periods were calculated using the Basel I framework. The Common Equity Tier 1 (CET1) capital ratio is a new ratio introduced under the Basel III framework. Ratios are estimated for September 30, 2015.

INVESTAR HOLDING CORPORATION

CONSOLIDATED AVERAGE BALANCE SHEET, INTEREST EARNED AND YIELD ANALYSIS

(Amounts in thousands)

(Unaudited)

	Three months ended September 30,
	2015			2014
	Average Balance	Interest Income/ Expense	Yield/Rate	Average Balance	Interest Income/ Expense	Yield/Rate
Assets
Interest-earning assets:
Loans	$777,080	$8,912	4.55%	$619,356	$7,801	5.00%
Securities:
Taxable	82,476	444	2.14	66,713	244	1.45
Tax-exempt	17,234	106	2.44	19,353	123	2.52
Interest-bearing balances with banks	18,418	18	0.39	14,563	14	0.38

Total interest-earning assets	895,208	9,480	4.20	719,985	8,182	4.51
Cash and due from banks	5,669			6,093
Intangible assets	3,189			3,230
Other assets	46,061			37,057
Allowance for loan losses	(5,893)			(4,035)

Total assets	$944,234			$762,330

Liabilities and shareholders’ equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$229,919	$369	0.64%	$179,226	$279	0.62%
Savings deposits	53,407	91	0.68	52,973	91	0.68
Time deposits	350,906	898	1.02	290,876	714	0.97

Total interest-bearing deposits	634,232	1,358	0.85	523,075	1,084	0.82
Short-term borrowings	68,544	32	0.19	23,137	12	0.21
Long-term debt	35,836	138	1.53	38,803	86	0.88

Total interest-bearing liabilities	738,612	1,528	0.82	585,015	1,182	0.80
Noninterest-bearing deposits	87,425			71,444
Other liabilities	10,402			5,803
Stockholders’ equity	107,795			100,068

Total liability and stockholders’ equity	$944,234			$762,330

Net interest income/net interest margin		$7,952	3.52%		$7,000	3.86%

INVESTAR HOLDING CORPORATION

CONSOLIDATED AVERAGE BALANCE SHEET, INTEREST EARNED AND YIELD ANALYSIS

(Amounts in thousands)

(Unaudited)

	Nine months ended September 30,
	2015			2014
	Average Balance	Interest Income/ Expense	Yield/Rate	Average Balance	Interest Income/ Expense	Yield/Rate
Assets
Interest-earning assets:
Loans	$740,652	$25,856	4.67%	$576,280	$21,595	5.01%
Securities:
Taxable	76,069	1,214	2.13	58,779	623	1.42
Tax-exempt	18,381	344	2.50	16,272	294	2.42
Interest-bearing balances with banks	17,863	53	0.40	11,833	34	0.38

Total interest-earning assets	852,965	27,467	4.31	663,164	22,546	4.55
Cash and due from banks	5,597			5,790
Intangible assets	3,199			3,240
Other assets	45,619			35,667
Allowance for loan losses	(5,497)			(3,683)

Total assets	$901,883			$704,178

Liabilities and shareholders’ equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$219,018	$1,034	0.63%	$168,309	$783	0.62%
Savings deposits	54,158	274	0.68	52,439	269	0.69
Time deposits	339,129	2,541	1.00	281,822	2,085	0.99

Total interest-bearing deposits	612,305	3,849	0.84	502,570	3,137	0.83
Short-term borrowings	53,030	72	0.18	23,810	36	0.20
Long-term debt	39,213	315	1.07	37,079	256	0.92

Total interest-bearing liabilities	704,548	4,236	0.80	563,459	3,429	0.81
Noninterest-bearing deposits	82,157			65,080
Other liabilities	8,736			4,157
Stockholders’ equity	106,442			71,482

Total liability and stockholders’ equity	$901,883			$704,178

Net interest income/net interest margin		$23,231	3.64%		$19,117	3.85%

INVESTAR HOLDING CORPORATION

RECONCILIATION OF NON GAAP FINANCIAL MEASURES

(Amounts in thousands, except share data)

(Unaudited)

	September 30,		June 30,
	2015	2014	2015
Tangible common equity
Total stockholder’s equity	$108,128	$102,165	$106,873
Adjustments:
Goodwill	2,684	2,684	2,684
Core deposit intangible	501	542	511

Tangible common equity	$104,943	$98,939	$103,678

Tangible assets
Total assets	$937,747	$784,597	$921,855
Adjustments:
Goodwill	2,684	2,684	2,684
Core deposit intangible	501	542	511

Tangible assets	$934,562	$781,371	$918,660

Common shares outstanding	7,264,261	7,253,774	7,293,209
Tangible equity to tangible assets	11.23%	12.66%	11.29%
Book value per common share	$14.88	$14.08	$14.65
Tangible book value per common share	14.45	13.64	14.22

INVESTAR HOLDING CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Amounts in thousands, except share data)

(Unaudited)

		Three months ended
		September 30,		June 30,
		2015	2014	2015
Net interest income	(a)	$7,952	$7,000	$7,780
Provision for loan losses		400	505	400

Net interest income after provision for loan losses		7,552	6,495	7,380

Noninterest income	(b)	2,167	1,959	2,066
Gain on sale of investment securties		(334)	(63)	(134)
Loss (gain) on sale of other real estate owned, net		147	(245)	(7)

Core noninterest income	(d)	1,980	1,651	1,925

Core earnings before noninterest expense		9,532	8,146	9,305

Total noninterest expense	(c)	7,013	6,313	6,682
Impairment on investment in tax credit entity		(54)	-	-
Restructuring costs:
Severance		(150)	-	-
Legal and consulting		(61)	-	-
Other		(105)	-	-

Core noninterest expense	(f)	6,643	6,313	6,682

Core earnings before income tax expense		2,889	1,833	2,623
Core income tax expense (1)		985	598	902

Core earnings		$1,904	$1,235	$1,721

Core basic earnings per share		$0.26	$0.17	$0.24

Diluted earnings per share (GAAP)		$0.26	$0.20	$0.25
Gain on sale of investment securties		(0.04)	(0.01)	(0.01)
Loss (gain) on sale of other real estate owned, net		0.01	(0.03)	-
Impairment on investment in tax credit entity		-	-	-
Restructuring costs		0.03	-	-

Core diluted earnings per share		$0.26	$0.16	$0.24

Efficiency ratio	(c) / (a+b)	69.31%	70.47%	67.87%
Core efficiency ratio	(f) / (a+d)	66.88%	72.97%	68.85%
Core return on average assets (2)		0.80%	0.64%	0.77%
Core return on average equity (2)		7.01%	4.90%	6.48%
Total average assets		$944,234	$762,330	$891,581
Total average stockholders’ equity		107,795	100,068	106,583

(1) Core income tax expense is calculated using the actual effective tax rates of 34.4% and 32.6% for the three months ended June 30, 2015 and September 30, 2014, respectively. The core income tax expense for the three months ended September 30, 2015 is calculated using the core effective tax rate of 34.1%. See rate reconciliation on the following page.

(2) Core earnings used in calculation. No adjustments were made to average assets or average equity.

INVESTAR HOLDING CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Amounts in thousands, except share data)

(Unaudited)

		Three months ended
		September 30,		June 30,
		2015	2014	2015

Earnings before income tax expense	(a)	$2,706	$2,141	$2,764

Income tax expense		850	699	951
Income tax credit		72	-	-

Adjusted income tax expense	(b)	922	699	951

Core effective tax rate(1)	(b) / (a)	34.1%	32.6%	34.4%

(1) Core effective tax rate is used in the calculation of core income tax expense.